Exhibit 99.1

Earthstone Energy, Inc. Announces Increase in Borrowing Base
Borrowing Base Increases 22%; Liquidity Exceeds $200 Million

The Woodlands, Texas, May 23, 2018 - Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”), today announced that the borrowing base under its senior secured revolving credit facility (“Credit Facility”) has been increased from $185 million to $225 million in connection with its regularly scheduled Spring redetermination. The Company has also entered into an amendment to its Credit Facility, which provides for a 50-basis point decrease in the interest rate on outstanding loans, increased flexibility related to hedging limitations and improved ability to do short-term borrowings via a swingline as a part of the borrowing base.

Mark Lumpkin, Jr., Executive Vice President & Chief Financial Officer commented, “We continue to make strong progress in our operational plans. This increase in the borrowing base and more flexible terms under our Credit Facility are reflective of our favorable drilling and completion results in which we are meeting or exceeding our type curves and of improved commodity prices. Based on the increase in the borrowing base our liquidity as increased to over $200 million. We appreciate the support of our lending group in helping us to achieve our goals.”

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: risks relating to any unforeseen liabilities of the Company; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to the level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset acquisitions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2017, quarterly reports on Form 10-Q, recent current reports on Form 8-K and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President - Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Director of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com